Exhibit 99.1

ENERGY TRANSFER PARTNERS, L.P.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
In April 2017, Sunoco Logistics Partners L.P. ("Sunoco Logistics") and Energy Transfer Partners, L.P. ("ETP") completed the previously announced merger (the "Merger") of an indirect subsidiary of Sunoco Logistics, with and into ETP, with ETP surviving the Merger as a wholly-owned subsidiary of Sunoco Logistics. Concurrent with the Merger, Sunoco Logistics' general partner, Sunoco Partners LLC ("SXL GP"), merged with ETP’s general partner, Energy Transfer Partners GP, L.P. ("ETP GP"), with ETP GP surviving and becoming the general partner of Sunoco Logistics, owning the general partner interest and incentive distribution rights in Sunoco Logistics, which remain unchanged following the Merger. In connection with the Merger, each ETP common unit converted into the right to receive 1.5 Sunoco Logistics common units. Based on the ETP units outstanding, Sunoco Logistics issued approximately 845 million Sunoco Logistics common units to ETP unitholders. The outstanding ETP Class E units, Class G units, Class I units and Class K units at the effective time of the Merger were converted into an equal number of newly created classes of Sunoco Logistics units, with the same rights, preferences, privileges, duties and obligations as such classes of ETP units had immediately prior to the closing of the Merger. The outstanding ETP Class H units were cancelled as part of the completion of the merger. Additionally, the outstanding Sunoco Logistics common units and Sunoco Logistics Class B units owned by ETP at the effective time of the Merger were cancelled.
As part of the completion of the Merger, Sunoco Logistics Partners L.P. changed its name to Energy Transfer Partners, L.P., and its common units began trading on the New York Stock Exchange ("NYSE") under the "ETP" ticker symbol on May 1, 2017. Also effective with the completion of the Merger, ETP changed its name to Energy Transfer, LP and ceased to be a publicly traded partnership, with its common units discontinued trading on the NYSE.
For purposes of maintaining clarity, the following references are used herein:

–	References to "Sunoco Logistics" and the "Partnership" refer to the entity named Sunoco Logistics Partners L.P. prior to the close of the Merger;

–	References to "ETP" refer to the entity named Energy Transfer Partners, L.P. prior to the close of the Merger; and

–	References to "Post-Merger ETP" refer to the consolidated entity named Energy Transfer Partners, L.P. subsequent to the close of the Merger.
The following unaudited pro forma consolidated financial information of Post-Merger ETP reflects the pro forma impacts of the Merger.
Sunoco Logistics was a consolidated subsidiary of ETP for financial accounting and reporting purposes and has been reflected as such in ETP’s historical consolidated financial statements since October 5, 2012. Subsequent to the Merger, Sunoco Logistics will present consolidated financial statements that reflect the historical consolidated financial statements of ETP. The Merger will be accounted for as an equity transaction and will be reflected in the consolidated financial statements as ETP’s acquisition of Sunoco Logistics’ noncontrolling interest. The carrying amounts of Sunoco Logistics’ and ETP’s assets and liabilities will not be adjusted, nor will a gain or loss be recognized as a result of the Merger.
The unaudited pro forma condensed consolidated balance sheet gives effect to the Merger as if it had occurred on March 31, 2017; the unaudited pro forma condensed consolidated statements of operations assume that the Merger was consummated on January 1, 2016. The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of operations should be read in conjunction with (i) Sunoco Logistics’ Annual Report on Form 10-K for the year ended December 31, 2016, (ii) Energy Transfer Partners, L.P.'s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, (ii) ETP’s Annual Report on Form 10-K for the year ended December 31, 2016 and (iv) Energy Transfer, LP's Quarterly Report on Form 10-Q for the three months ended March 31, 2017.
The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

ENERGY TRANSFER PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2017
(in millions)

	ETP Historical	Pro Forma Adjustments		Pro Forma for Merger
ASSETS

Current assets:
Cash and cash equivalents	$291	$(18)	a	$273
Accounts receivable, net	3,025	—		3,025
Accounts receivable from related companies	289	—		289
Inventories	1,546	—		1,546
Derivative assets	7	—		7
Other current assets	347	—		347
Total current assets	5,505	(18)		5,487

Property, plant and equipment, net	52,532	—		52,532
Advances to and investments in unconsolidated affiliates	4,294	—		4,294
Other non-current assets, net	685	—		685
Intangible assets, net	5,506	—		5,506
Goodwill	3,915	—		3,915
Total assets	$72,437	$(18)		$72,419

ENERGY TRANSFER PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2017
(in millions)

	ETP Historical	Pro Forma Adjustments		Pro Forma for Merger
LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$2,936	$—		$2,936
Accounts payable to related companies	188	—		188
Derivative liabilities	124	—		124
Accrued and other current liabilities	1,841	—		1,841
Current maturities of long-term debt	387	—		387
Total current liabilities	5,476	—		5,476

Long-term debt, less current maturities	31,648	—		31,648
Non-current derivative liabilities	72	—		72
Deferred income taxes	4,432	—		4,432
Other non-current liabilities	1,053	—		1,053

Commitments and contingencies
Series A Preferred Units	—	—		—
Redeemable noncontrolling interests	15	—		15

Equity:
General Partner	193	—		193
Limited Partners:
Common Unitholders	16,422	(18)	a	25,837
		9,433	b
Class H Unitholder	3,483	(3,483)	b	—
Accumulated other comprehensive income	8	—		8
Total partners’ capital	20,106	5,932		26,038
Noncontrolling interest	9,635	(5,950)	b	3,685
Total equity	29,741	(18)		29,723
Total liabilities and equity	$72,437	$(18)		$72,419

ENERGY TRANSFER PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2017
(in millions, except per unit data)

	ETP Historical	Pro Forma Adjustments		Pro Forma for Merger
Revenues	$6,895	$—		$6,895

Costs and expenses:
Cost of products sold	5,192	—		5,192
Operating expenses	379	—		379
Depreciation, depletion and amortization	560	—		560
Selling, general and administrative	110	—		110
Total costs and expenses	6,241	—		6,241
Operating income	654	—		654
Other income (expense):
Interest expense, net of interest capitalized	(339)	—		(339)
Equity in earnings of unconsolidated affiliates	73	—		73
Gains on interest rate derivatives	5	—		5
Other, net	26	—		26
Income before income tax benefit	419	—		419
Income tax expense	55	—		55
Net income	$364	$—		$364

Allocation of net income:
General Partner	$209	$16	c	$225
Common Unitholders	10	86	c	96
Class H Unitholder	98	(98)	c	—
Other securities	7	—		7
Noncontrolling Interests	40	(4)	c	36
	$364	$—		$364
Net income per common unit:
Basic	$0.02			$0.09
Diluted	$0.02			$0.09

Weighted average number of common units outstanding:
Basic	548.2			1,077.6	d
Diluted	549.6			1,080.7	d

ENERGY TRANSFER PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2016
(in millions, except per unit data)

	ETP Historical	Pro Forma Adjustments		Pro Forma for Merger
Revenues	$21,827	$—		$21,827

Costs and expenses:
Cost of products sold	15,394	—		15,394
Operating expenses	1,484	—		1,484
Depreciation, depletion and amortization	1,986	—		1,986
Selling, general and administrative	348	—		348
Impairment losses	813	—		813
Total costs and expenses	20,025	—		20,025
Operating income	1,802	—		1,802
Other income (expense):
Interest expense, net of interest capitalized	(1,317)	—		(1,317)
Equity in earnings of unconsolidated affiliates	59	—		59
Impairment of investment in unconsolidated affiliate	(308)	—		(308)
Gains on acquisitions	83	—		83
Losses on interest rate derivatives	(12)	—		(12)
Other, net	131	—		131
Income before income tax benefit	438	—		438
Income tax benefit	(186)	—		(186)
Net income	$624	$—		$624

Allocation of net income:
General Partner	$958	$(31)	c	$927
Common Unitholders	(1,039)	636	c	(403)
Class H Unitholder	351	(351)	c	—
Class I Unitholder	8	—		8
Other securities	19	—		19
Noncontrolling Interests	327	(254)	c	73
	$624	$—		$624
Net income (loss) per common unit:
Basic	$(2.06)			$(0.41)
Diluted	$(2.06)			$(0.41)

Weighted average number of common units outstanding:
Basic	505.5			986.3	d
Diluted	505.5			986.3	d

ENERGY TRANSFER PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.
Pro Forma Adjustments
Following is a description of the pro forma adjustments made to the combined historical financial statements of Sunoco Logistics and ETP:

a.
Pro forma adjustment to reflect the payment of an estimated $18 million and $25 million of incremental transaction costs related to the Merger, including advisory, legal, accounting and other professional fees and expenses, for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively. Such fees and expenses will be recognized in the statement of operations when incurred; however, the estimated expenses are not reflected in the pro forma statements of operations included herein.

b.	Pro forma adjustments to reflect the cancellation of the ETP Class H units and the reclassification to common unitholders’ capital of the noncontrolling interest in Sunoco Logistics.

c.
Pro forma adjustments to reflect the changes in net income allocation for purposes related to (i) the changes in the general partner’s ownership interest and changes in incentive distribution rights in connection with the Merger, (ii) the cancellation of the ETP Class H units in accordance with the merger agreement, and (iii) the elimination of the noncontrolling interest in Sunoco Logistics. The pro forma adjustment to the general partner's interest in net income reflects the following (in millions):

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
Pro forma increase in general partner's interest in income, excluding incentive distributions	$—	$5
Pro forma increase (decrease) in incentive distributions to the general partner	16	(36)
Pro forma increase (decrease) in income allocated to the general partner	$16	$(31)
The pro forma increase in general partner's interest in income, excluding incentive distributions, in the table above reflects the change in net income that would have been allocated to the general partner interest based on the pro forma change in the general partner's ownership percentage. The amounts represent the difference in ETP's historical general partner ownership percentage compared to the pro forma general partner percentage, which percentage was calculated based on historical proportionate ownership in Sunoco Logistics' general partner diluted by the issuance of additional common units to ETP's unitholders.
The pro forma increase (decrease) in incentive distributions to the general partner in the table above, reflects the change in incentive distributions that would have been paid based on (i) the assumed Sunoco Logistics common units that would have been outstanding upon each quarterly distribution record date, assuming that the outstanding ETP common units had been converted to Sunoco Logistics common units at the exchange rate of 1.50 Sunoco Logistics common units for each ETP common unit and (ii) the pro forma change in the general partner’s ownership percentage. These pro forma ownership changes, along with the historical distributions paid per Sunoco Logistics common unit, were used to derive the pro forma incentive distributions in accordance with the requirements for distributions of available cash in the Sunoco Logistics partnership agreement.

d.
Pro forma weighted average common units outstanding reflects (i) Sunoco Logistics’ weighted average limited partner units outstanding for the respective periods, plus (ii) the assumed conversion of ETP’s common units to Sunoco Logistics common units, based on the weighted average of ETP’s common units outstanding during the respective periods multiplied by the conversion rate of 1.50, minus (ii) the elimination of 67.1 million Sunoco Logistics common units and 9.4 million Sunoco Logistics Class B units, which are held by ETP. Pro forma diluted weighted average common units outstanding reflects the dilutive impact of unvested equity awards currently outstanding under the long-term incentive plans of Sunoco Logistics and ETP.

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
ETP historical weighted average number of common units outstanding – basic	548.2	505.5
Exchange rate of Sunoco Logistics common units to be issued for each ETP common unit	1.5	1.5
	822.3	758.3
Sunoco Logistics historical weighted average number of common units outstanding – basic	331.8	304.5
Weighted average Sunoco Logistics units held by ETP	(76.5)	(76.5)
Pro forma Sunoco Logistics weighted average number of common units outstanding – basic	1,077.6	986.3
Dilutive impact of participating securities	3.1	—
Pro forma Sunoco Logistics weighted average number of common units outstanding – diluted	1,080.7	986.3